As filed with the Securities and Exchange Commission on May 17, 2007
                                                    Registration No. 333-117450
 ===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                        Post-Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

         Pennslyvania                                 23-2093008
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

                        ----------------------------------
                                  100 CTE Drive
                         Dallas, Pennsylvania 18612-9774

                                 (203) 614-5600
                               (Address, including
                                  zip code, and
                                telephone number,
        including area code, of registrant's principal executive offices)
                         ---------------------------------

                        COMMONWEALTH BUILDER 401(k) PLAN
                              (Full Title of Plan)
                         ---------------------------------

                               Donald R. Shassian
                   Vice President and Chief Financial Officer
                    Commonwealth Telephone Enterprises, Inc.
                                3 High Ridge Park
                           Stamford, Connecticut 06905
                                 (203) 614-5600
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)
                          --------------------------------

                                    Copy to:

                            Hilary E. Glassman, Esq.
              Senior Vice President, General Counsel and Secretary
                         Citizens Communications Company
                                3 High Ridge Park
                           Stamford, Connecticut 06905
                                 (212) 614-5600
                           -------------------------------


================================================================================

                          RECENT EVENTS--DEREGISTRATION

     This Post-Effective Amendment No. 1 on Form S-8 relates to the Registration Statement on Form S-8 (Registration No. 333-117450) (the "Registration Statement") of Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation ("Commonwealth"), pertaining to the registration of 400,000 shares of Commonwealth common stock, par value $1.00 per share, filed with the Securities and Exchange Commission on July 16, 2004.

     On March 8, 2007 (the "Effective Time"), a wholly owned subsidiary of Citizens Communications Company ("Citizens") merged with and into Commonwealth pursuant to an Agreement and Plan of Merger dated September 17, 2006 between Citizens, its wholly owned subsidiary and Commonwealth (the "Merger"). As a result of the Merger, the separate corporate existence of Citizens' wholly owned subsidiary ceased and Commonwealth continued as the surviving corporation in the Merger and a wholly owned subsidiary of Citizens.

     As a result of the Merger, Commonwealth terminated all offerings of Commonwealth common stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by Commonwealth in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Commonwealth common stock which remain unsold at the termination of the offering, Commonwealth hereby removes from registration all shares of Commonwealth common stock registered under the Registration Statement which remain unsold as of the Effective Time.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 17th day of May, 2007.

                          CITIZENS COMMUNICATIONS COMPANY



                          By:/s/ Donald R. Shassian
                             -----------------------------------------------
                                  Donald R. Shassian
                                  Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                   Title                      Date
                ---------                                   -----                      ----

/s/ Mary Agnes Wilderotter
------------------------------------        Chairman of the Board                  May 17, 2006
Mary Agnes Wilderotter                      (Principal Executive Officer)


/s/ Donald R. Shassian
------------------------------------        Director, Vice President and Chief     May 17, 2006
Donald R. Shassian                          Financial Officer
                                            (Principal Financial Officer)


/s/ Robert J. Larson
------------------------------------        Vice President and Chief Accounting    May 17, 2006
Robert J. Larson                            Officer
                                            (Principal Accounting Officer)


/s/ Daniel J. McCarthy
------------------------------------        Director                               May 17, 2006
Daniel J. McCarthy

